UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 6, 2015

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Train Travel Holdings, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	333-186282	33-1225521
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2929 E. Commercial Blvd., PH-D, Ft. Lauderdale, FL 33308

(Address of Principal Executive Office) (Zip Code)

954-202-9770

(Registrant’s telephone number, including area code)

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

The Agreement is filed hereto as Exhibit 10.1 to this Current Report on Form 8-K. The following summary of the terms of the Agreement is subject to, and qualified in its entirety by, the Agreement attached hereto, which is incorporated herein by reference.

Item 2.01 – Completion of Acquisition or Disposition of Assets

Completion of Acquisition

On July 6, 2015, Train Travel Holdings, Inc., a Nevada corporation (“TTHX”) completed a Share Exchange Agreement (the “Agreement”) with Turnkey Home Buyers USA, Inc., a Florida corporation (“Turnkey”), TBG Holdings Corporation, a Florida corporation (“TBG”), each of the Turnkey shareholders (the “Shareholders”), and Train Travel Holdings, Inc., a Florida corporation (“TTH”).

Pursuant to the terms of the Agreement, Turnkey shareholders transferred to TTHX all of the issued and outstanding shares of capital stock of Turnkey’s shareholders. In exchange for the Turnkey shares, TTHX transferred 15,037,500 shares of common stock to Turnkey shareholders. Prior to closing, TBG, a principal shareholder of TTHX and Turnkey, tendered to Turnkey for cancellation 15,000,000 shares of Turnkey common stock. Robert Blair, a principal of Turnkey, was a TBG shareholder.

Description of Turnkey Business

Turnkey, which was founded in September 2014 by TBG and Robert and Joseph Blair, offers clients a full suite of services for residential and commercial real estate transactions. As part of the acquisition, TTHX will acquire Turnkey’s subsidiary, a real estate brokerage firm, to handle the sales transactions. Turnkey generates revenue in three primary ways: coaching and mentoring real estate investors to improve their returns, leasing and sales of quality turnkey rental properties, and brokerage of residential and commercial transactions.

In September 2014 Turnkey acquired the intellectual properties of Robert Blair Real Estate, which included videos, instructional books, and an established real estate investor education program. In the last two quarters, Turnkey has acquired a real estate rental portfolio with over 20% equity and generating a double-digit cash-on-cash annual return on investment. Prior to September 2014 Turnkey’s current management team has been mentoring real estate investors for over 20 years, generating millions of dollars in educational revenue, while providing quality wholesale properties for sale or rent.

Turnkey Home Buyers USA Inc. will be run as a subsidiary of Train Travel Holdings Inc. and is planning to execute aggressive marketing campaigns and live seminars that will drive traffic to both the education and coaching programs, as well as the wholesale turnkey properties the company offers to its clients.

Following the closing TTHX will have two operating divisions:  (1) the new Turnkey Home Buyers real estate operations and (2) the Train Travel railroad operation, which is looking for acquisition in the excursion railroad industry.

TBG, a company controlled by Neil Swartz and Tim Hart is a principal shareholder of TTHX and Turnkey. As a result of the Share Exchange, the Turnkey shareholders will own 39% of TTHX common stock.

Single-Family Rental Home Division - Turnkey’s Single-Family Rental home division has developed an acquisition platform that is capable of acquiring large numbers of properties across many acquisition channels in multiple markets. When identifying desirable markets, the company focuses on steady population growth, strong rental demand and a desirable level of distressed sales of homes that can be acquired below replacement cost, providing for attractive potential rental yields and capital appreciation. More specifically, the company looks to acquire single-family homes in select submarkets that are appealing to middle income families, based on its disciplined market selection criteria, such as above-average median household incomes, well-regarded school districts, proximity to employment centers and lifestyle amenities, access to transportation routes and public transit and low crime levels. Turnkey believes that homes in these areas will attract tenants with strong credit profiles, produce high occupancy/rental rates, providing for long-term property appreciation potential.

Initially, Turnkey is purchasing properties in the single-family rental home market in Florida, due to the favorable environment for investment and high rental demand, as well as yield potential. As the Company grows its portfolio, it will be better positioned to acquire properties on a much larger scale. Turnkey intends to continually evaluate potential new markets where it could invest and establish operations as opportunities emerge. As of this date Turnkey owns three single-family rental properties.

Real Estate Education:  Turnkey’s educational program provides clients’ access to an all-inclusive Real Estate investing educational company.  The educational and consulting company utilizes its expertise and experience to work with clients and entrepreneurs that seek to enter the real estate industry, in order to provide them with a high quality turnkey investment solution.

The Turnkey educational program offers clients direct relationships with a team of experts in different niches of real estate, allowing them to gain a competitive advantage in their real estate investing careers. Each client is assigned a personal mentor, based on their specific real estate investing goals, who will provide support through phone and email to address their most time sensitive real estate questions. The personal mentor will work with clients to analyze deals, helping to mitigate risk and maximize profitability of each potential real estate investment. Management believes three of the primary factors in real estate investing success are experience, time-tested strategies, and proven techniques - which is why Turnkey’s educational program creates a collaborative environment.  By joining Turnkey educational program, clients will gain access to a fulfillment platform that allows clients to collaborate, share experiences and benefit from Turnkey’s national buying power.

Turnkey’s educational program offers clients an affordable specialized educational curriculum based on their specific goals, experience levels and time commitments. This includes creating a weekly action plan to organize and prioritize what each client needs to execute on a day to day basis as well as providing the essential documents and resources needed to complete the action plan, including training modules, step-by-step videos and downloadable implementation checklists. Clients will have access to on demand weekly training webinars, where mentors review the elements of closing deals, from fundamental lead-generation marketing campaigns, deal analysis, to available financing options, writing risk-free contracts and submitting profitable offers. These webinars are designed to help clients develop their entrepreneurial skills and master the implementation of the crucial aspects of their real estate careers. Management believes that one of the best ways for entrepreneurs to grow professionally is through case studies not only from coaches, but also from students. To foster educational growth, clients who recently completed deals will also conduct live case studies, allowing members to have a comprehensive view of the deal including, the obstacles they encountered and how challenges were overcome in the process.

Risk Factors related to the Acquisition of Single Family Homes.

There can be no assurances that Turnkey Home Buyers USA will be successful in locating sufficient suitable properties and acquiring them at a suitable price or, where applicable, obtaining financing although it is intended that acquisitions will be made for cash. We are dependent on selecting, acquiring, renovating, and renting a sufficient number of properties to cover our operating costs. Failure to do so successfully may adversely affect Turnkey Home Buyers USA’s business, financial condition and results of operations. Our partnership with the Heartland Coalition, a California-based not-for-profit dedicated to community development, will hopefully offset some of these risks, because of their long standing relationships with Fannie Mae, Freddie Mac, HUD and banking institutions. They will be Turnkey Home Buyers USA’s source for properties to purchase.

Risk Factors related to the Education and Information Programs.

We are in competition with many companies that are bigger and better capitalized then we are. Several of these companies offer some of the same information as our programs. Others have benefited by the use of reality show personalities. It will be important that we can differentiate ourselves from our competitors and their educational programs. There are no assurances that we can differentiate our education programs from others or that we will have the financial wherewithal to compete with larger and better capitalized companies.

Risk Factors related to Financing.

Turnkey Home Buyers USA may need to raise additional capital to operate and acquire additional real estate. There can be no assurances that the Company will be able to obtain additional funding when needed, or that such funding, if available, will be available on terms acceptable to the Company. In the event that the Company’s operations do not generate sufficient cash flow, or the Company cannot acquire additional funds if and when needed, the Company may be forced to curtail or cease its activities.

Item 3.02 – Unregistered Sales of Equity Securities

In connection with the Share Exchange, TTHX issued 15,037,500 shares of its common stock to the Turnkey shareholders. The shares were not registered and were issued in a transaction which was exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933. Each of the Turnkey shareholders were accredited investors and no underwriters or placement agents were involved.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On June 15, 2015, the Board of Directors of TTHX appointed Robert Blair as Director effective July 6, 2015.

Prior to his appointment as a Director of the Company, Mr. Blair held the position of Chairman of Turnkey Homebuyers USA, Inc. since its inception in 2014. Mr. Blair was elected President and CEO of Multimedia Platforms, Inc. in January 2015. Multimedia is the only publicly traded LGBT Media company that publishes online and print regulations targeted at the LBGT market.

Mr. Blair, 50, has over 25 years of experience in leadership in the business world. At the age of 27 Mr. Blair became one of the youngest general managers in United States history for a professional sports franchise. World Team Tennis/Billie Jean King hired Mr. Blair to lead the Tampa, Florida franchise. In 1993 Mr. Blair created one of the most successful distressed single family home re-development companies in America based in Orlando, FL. Mr. Blair’s real estate success was brought to national attention in 1997 when he was hired as the national spokesperson for the Real Estate seminar division of “Success Magazine,” an internationally renowned publication with over a 100 year history in showcasing successful entrepreneurs from all over the world. In 2007 Mr. Blair began the creation of what has turned into one of the nation’s most successful LGBT Multimedia companies consisting of Men’s Entertainment Magazines, Weekly Newspapers, Entertainment and News Web Sites along with Social Media platforms that consist of thousands of followers from all over the world. Mr. Blair is currently working on creating an International LGBT Mobile Application that will offer the latest technology for the LGBT community to have access to everything LGBT related to entertainment and news at their fingertips.

Mr. Blair was not selected as a Director pursuant to any arrangement or understanding between him and any other person. Mr. Blair has no family relationships with any of the Company’s directors or executive officers. There are no related person transactions between the Company and Mr. Blair required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 – Financial Statements and Exhibits

(d)

Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference.

Exhibit

Number

Description of Exhibit

9.01

Financial Statements of Turnkey*

10.1

Share Exchange Agreement and Plan of Reorganization dated July 6, 2015.

99.1

Press release dated as of July 6, 2015.

*to be filed by amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 6, 2015	Train Travel Holdings, Inc.

	By:	/s/ Neil Swartz
Neil Swartz President and Chief Executive Officer